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May 16, 2007

National Life Insurance Company
Mr. Kerry Jung
One National Life Drive
Montpelier, Vermont 05602

Re: Participation Agreement among Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III, Fidelity Distributors Corporation (the "Underwriter") and Insurance Company (the "Company"), dated April 30, 2004, as amended (the "Participation Agreement")

Dear Mr. Jung:

The Company, the Underwriter and the above referenced Variable Insurance Products Funds (the "Current Funds") are parties to the above-referenced Participation Agreement. As explained in the notice sent to you on May 3, 2007, Fidelity is in the process of reorganizing some of the portfolios of the Current Funds (the "Affected Portfolios") for administrative purposes. In connection with this reorganization, the Affected Portfolios will be moved into corresponding "shell" portfolios of a new Variable Insurance Products Fund V ("Fund V"). A list of all of the Affected Portfolios covered by the reorganization and the corresponding Fund V portfolios is set forth on the attached Exhibit.

In connection with this change, we are asking for your consent to (1) the amendment of the Participation Agreement to add Fund V as a "Fund" party under the terms of the Participation Agreement (the "Amendment") and (2) the assignment of all of the Current Funds' rights, benefits and obligations under the Participation Agreement with respect to the Affected Portfolios to Fund V, with respect to the corresponding portfolios of Fund V, and the release of the Current Funds from the obligations so assigned (the "Assignment"). The Participation Agreement will remain in full force and effect in accordance with its terms, as so amended and assigned herein.

Your signature below will indicate the Company's consent to the Amendment and Assignment of the Participation Agreement as set forth above, to become effective immediately upon consummation of the reorganization.

Thank you for your prompt attention to this matter. If for some reason we cannot obtain your signature prior to the reorganization, and the Company submits orders or instructions under the Participation Agreement thereafter, we will deem the Company to have consented to these matters. Please do not hesitate to contact your Fidelity Relationship Manager or Key Account Manager if you have any questions.


                              Very truly yours,

                                   FIDELITY DISTRIBUTORS CORPORATION


                                   By: /s/ William Loehning
                                      _______________________________

                                      Name:  William Loehning
                                      Title: Executive Vice President


                                   VARIABLE INSURANCE PRODUCTS FUND,
                                   VARIABLE INSURANCE PRODUCTS FUND II
                                   VARIABLE INSURANCE PRODUCTS FUND III,
                                   VARIABLE INSURANCE PRODUCTS FUND IV, and
                                   VARIABLE INSURANCE PRODUCTS FUND V


                                   By: /s/ Kimberly Monasterio
                                      _______________________________
                                      Name:  Kimberly Monasterio
                                      Title: Treasurer

The Undersigned Consents to the Amendment and Assignment of the Participation Agreement as of this 18th day of May 2007.

NATIONAL LIFE INSURANCE COMPANY


By: /s/ Elizabeth MacGowan
   _______________________________

Name:  Elizabeth MacGowan
Title: Vice President

Please keep one copy and return the other to:

Sharon Salter
Director, Contracts Management
Fidelity Investments
100 Salem Street, 02N
Smithfield RI 02917

                                    EXHIBIT A


AFFECTED PORTFOLIOS                          FUND V PORTFOLIOS
___________________                          _________________

Variable Insurance Products Fund             Variable Insurance Products Fund V

Money Market Portfolio                       Money Market Portfolio
Variable Insurance Products Fund II

Asset Manager Portfolio                      Asset Manager Portfolio
Asset Manager: Growth Portfolio              Asset Manager: Growth Portfolio
Investment Grade Bond Portfolio              Investment Grade Bond Portfolio
Variable Insurance Products Fund IV

Freedom Income Portfolio                     Freedom Income Portfolio
Freedom 2005 Portfolio                       Freedom 2005 Portfolio
Freedom 2010 Portfolio                       Freedom 2010 Portfolio
Freedom 2015 Portfolio                       Freedom 2015 Portfolio
Freedom 2020 Portfolio                       Freedom 2020 Portfolio
Freedom 2025 Portfolio                       Freedom 2025 Portfolio
Freedom 2030 Portfolio                       Freedom 2030 Portfolio
FundsManager 20% Portfolio                   FundsManager 20% Portfolio
FundsManager 50% Portfolio                   FundsManager 50% Portfolio
FundsManager 70% Portfolio                   FundsManager 70% Portfolio
FundsManager 85% Portfolio                   FundsManager 85% Portfolio
Strategic Income Portfolio                   Strategic Income Portfolio